EXHIBIT 10.2.10

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT ("Agreement") is entered into as of [_______], 2000 (the "Effective Date") by and between CONDOR SYSTEMS, INC., a California corporation (the "Company"), and KENT E. HUTCHINSON (the "Employee").

         WHEREAS, the Company wishes to assure that it will have the benefit of the knowledge and experience of Employee on a full-time basis and Employee is willing and able to provide such knowledge and experience; and

         WHEREAS, Employee is willing to enter into an agreement to such end upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree as follows:

           1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts such employment with the Company, upon the terms and conditions hereinafter set forth.

           2. Term of Employment. Unless earlier terminated as provided in
Section 5, the Employee shall be employed by the Company under this Agreement commencing on the Effective Date and ending on the third anniversary of the Effective Date (the "Employment Period"). On the third and each succeeding anniversary of the Effective Date, the Employment Period shall automatically be extended for one additional year unless, not later than 30 days prior to such anniversary, the Employee or the Company shall have given notice of his or its intention not to extend the Employment Period. This Agreement will have no force and effect until or unless the stockholders of the Company shall have approved this Agreement pursuant to Section 8 of this Agreement.

           3.   Title and Duties.

                  (a) Employee shall have the titles and positions of Chairman of the Board of Directors of the Company (the "Board"), President and Chief Executive Officer of the Company.


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                  (b) In his capacities as Chairman of the Board, President and
         Chief Executive Officer, Employee shall report to and be responsible to the Board. Employee's duties and responsibilities shall be as specified and delegated by the Board, but, in general, the Employee shall have such authority and such responsibilities as are consistent with the authority and responsibilities of a Chairman of the Board, President and Chief Executive Officer of a corporation in a similar business and industry.

                  (c) Throughout the Employment Period, the Employee shall devote substantially all of his time, energy, skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of the Company. Subject to the preceding sentence, the Employee may serve, or continue to serve, on the boards of directors of other entities and may engage in appropriate civic or charitable activities as long as such activities do not interfere or conflict with the performance of the Employee's duties pursuant to this Agreement and his responsibilities to the Company under this Agreement, and provided that any board of directors position is disclosed to the Board in writing at least 10 days in advance of Employee's election to such board of directors position. The Employee agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any reasonable changes in the foregoing which may be adopted from time to time by the Company.

           4.   Compensation.

                  (a) Base Salary. The Company shall pay the Employee as compensation a salary at the beginning rate of $350,000 per year (the "Base Salary"), payable in accordance with the ordinary compensation practices of the Company. The Compensation Committee of the Board shall annually review the Base Salary for possible increase, in its sole discretion; provided that the Base Salary shall never be decreased after such an annual review.

                  (b)    Bonus

                           (i) Employee shall be eligible to receive an annual
                  bonus (the "Bonus") of up to 200% of Base Salary for each calendar year in accordance with the following:

                                    (A) If EBITDA, as hereunder defined, for any
                           calendar year is less than the Floor EBITDA for such year, the Company will pay the Employee no bonus.


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                                    (B) If EBITDA for any calendar year is equal
                           to the Target EBITDA for such year, the Company shall pay the Employee a bonus of 100% of the actual Base Salary paid to the Employee during such calendar year;

                                    (C) If EBITDA for any calendar year is equal
                           to or greater than the Ceiling EBITDA for such year, the Company shall pay the Employee an additional 100% of the actual Base Salary (for a total of 200% of the actual Base Salary) paid to the Employee during such calendar year;

                                    (D) If EBITDA for any calendar year is
                           greater than the Floor EBITDA for such year but is less than the Target EBITDA for such year, the Company will pay the Employee a bonus calculated by linear interpolation, as described in Attachment I. If EBITDA for any calendar year is greater than the Target EBITDA for such year but is less than the Ceiling EBITDA for such year, the Company will pay the Employee a bonus calculated by linear interpolation, as described in Attachment I;

                          (ii)   Definitions.  for purposes of this Section 4:

                                    (A) "EBITDA" means, for each calendar year,
                           the EBITDA number achieved by the Company, as determined annually for purposes of this Agreement by the Compensation Committee of the Board.

                                    (B) "Floor EBITDA" means, for any applicable
                           calendar year, a projected EBITDA established annually for purposes of this Agreement by the Compensation Committee of the Board, together with the Employee; provided that the 2000 Floor EBITDA shall be $16,100,000.

                                    (C) "Target EBITDA" means, for any
                           applicable calendar year, a projected EBITDA established annually for purposes of this Agreement by the Compensation Committee of the Board, together with the Employee; provided that the 2000 Target EBITDA shall be $17,600,000.



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                                    (D) "Ceiling EBITDA" means, for any
                           applicable calendar year, a projected EBITDA established annually for purposes of this Agreement by the Compensation Committee of the Board, together with the Employee; provided that the 2000 Ceiling EBITDA shall be $18,700,000.

                  (c) Reimbursement of Expenses. The Company shall pay or reimburse the Employee for all reasonable travel and other expenses (including country club membership annual fees) incurred by the Employee in the performance of his obligations under this Agreement, provided that the Employee properly accounts for such expenses in accordance with the policies and procedures of the Company.

                  (d) Vacation. The Employee shall be entitled to a number of paid vacation days in each calendar year as determined by the Company from time to time for its employees in accordance with Company policy (prorated for any calendar year in which the Employee is employed under this Agreement for less than the entire year).

                  (e) Fringe Benefits and Perquisites. The Company, at its expense, shall provide the Employee with: (i) a term life insurance policy in the amount of $2 million for the benefit of such beneficiary or beneficiaries as may be designated from time to time by the Employee, (ii) a split-dollar life insurance policy to be owned by the Employee in the amount of $1 million on terms comparable to those of Employee's existing policy as of the date of this Agreement, (iii) group life insurance at the levels commensurate with the Employee's position in the Company but no less than the level of benefits existing on the date of this Agreement, (iv) medical and dental insurance at the levels commensurate with the Employee's position in the Company but no less than the level of benefits existing on the date of this Agreement and of a kind not materially different from that provided by Employee's most recent previous employer, and (v) disability insurance, provided that the aggregate annual premium for such insurance is not in excess of $25,000. In addition, the Employee shall be eligible during the Employment Period (x) to receive an automobile allowance in the amount of $1,250 per month or to obtain a leased car of the Employee's choice (at his option), and (y) to participate in and receive benefits under any other plan or arrangement made available by the Company to its employees, consistent with past practice, except for the Company's ESOP and other stock-based plans, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.



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                  (f) Relocation Expenses. The Company will pay all costs
         associated with the relocation of the Employee to a location within reasonable proximity of the Company's current location at 2133 Samaritan Drive, San Jose, CA in accordance with the following:

                           (i) The Company will reimburse Employee for all
                  reasonable costs associated with the sale of his current home located at 17 Cobtail Way, Simsbury, CT.

                          (ii) The Company will reimburse Employee for all
                  reasonable moving and/or storage of goods costs associated with his move from his current home to a location within reasonable proximity of the Company's present office. The Company will similarly reimburse Joan Hutchinson for all reasonable moving and/or storage of goods costs associated with this move.

                         (iii) The Company will pay to Employee an amount or
                  amounts sufficient to provide Employee with reasonable temporary living expenses for Employee and his family in connection with Employee's relocation to an area within reasonable proximity of the Company's current office.

                          (iv) If the sale of Employee's current home located at
                  17 Cobtail Way, Simsbury, CT does not yield a minimum sale price of $1.3 million, the Company will pay to Employee the difference between the final sale price and $1.3 million.

                           (v) To the extent that the Company is financially
                  able to do so, the Company will provide to the Employee the opportunity to receive an interest-free bridge loan (if so required and requested by the Employee) to assist in his financing a bid for the purchase of a new home in an area within reasonable proximity of the Company's current office.

                          (vi) Upon request by Employee, the Company will
                  provide to the Employee a current statement of earnings, including any anticipated bonus, if such information is necessary for Employee's home mortgage application.



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                         (vii) The Company will pay to Employee, in addition to
                  all relocation payments otherwise required pursuant to this
                  Section 4(f) , an amount such that after payment by Employee of all of Employee's applicable federal, state and local taxes on such additional amount, Employee will retain an amount sufficient to pay the total of Employee's applicable federal, state and local taxes arising due to the payments under this
                  Section 4(f).

                  (g) Stock Awards. Subject to the approval of the Board, on the Effective Date, Employee will be granted 1,020,000 Performance Options and 510,000 Super Performance Options. Employee shall also be eligible to receive additional equity-based incentive awards as may be approved by the Board from time to time.

                  (h) The Company will use reasonable efforts to structure, if financially practicable, a portion of Employee's cash compensation awarded under Section 4(a) and Section 4(b) of this Agreement as a non-qualified deferred compensation arrangement so as to replace any post-retirement benefit which the Employee has forfeited or lost under his prior employer's applicable benefit programs by reason of his ceasing to be an employee of such prior employer.

                  (i) Withholding. All payments under this Agreement shall be subject to withholding for applicable taxes.

           5. Termination. The Employee's employment by the Company shall be terminated upon the occurrence of any of the following:

                  (a) By Employee Without Cause. The Employee may terminate his employment under this Agreement upon at least 120 days' prior notice to the Board of the Company. Upon termination of his employment and upon experiencing a "qualifying event", as defined in Section 4980B(f)(3) of the Internal Revenue Code of 1986, as amended, COBRA coverage shall be made available to the Employee in compliance with federal law.

                  (b) By Employee for Good Reason. The Employee may terminate his employment under this Agreement after the Effective Date, upon at least 30 days' prior notice to the Board of the Company, for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of the following:



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                           (i) the occurrence of a "Change in Control." For
                  purposes of this Agreement, a "Change in Control" shall mean the occurrence of (x) the consolidation, reorganization or merger of the Company with or into another corporation or corporations or other legal entitie(s) not controlled by any entity that is an affiliate of the Company immediately following the Effective Date, or (y) the conveyance of all or substantially all of the stock or assets of the Company to another person or entity not controlled by any entity that is an affiliate of the Company immediately following the Effective Date; provided that a Change in Control shall not be deemed to occur upon the occurrence of an initial public offering of the Company's capital stock ("IPO"); or

                          (ii) the Employee's duties, authority or
                  responsibilities as Chairman of the Board, President and Chief Executive Officer, whether managerial or supervisory, are materially diminished without the prior consent of the Employee.

                  (c) By the Company for Cause. The Company may terminate the Employee's employment for Cause. "Cause" for purposes of this Agreement shall mean Employee's (i) personal dishonesty; (ii) willful misconduct;
         (iii) breach of fiduciary duty involving personal profit; (iv) intentional failure to perform designated duties or willful refusal to implement decisions of the Board made in good faith; (v) willful violation, for personal financial gain, of any law, rule or regulation; or (vi) material breach of any provision of this Agreement; provided, however, that prior to any proposed Board action pursuant to subparagraph (iv) the Board shall give the Employee reasonable opportunity to respond and, if appropriate, to otherwise perform as directed.

         The Employee's right to compensation and other benefits from the Company under this Agreement shall cease upon the Company's terminating the Employee's employment under this Agreement for Cause. The provisions of this
Section 5(c) shall take precedence over the provisions of Section 5(a) notwithstanding any prior notice by the Employee to the Company under Section 5(a).

                  (d) By the Company Without Cause. The Company may terminate the Employee's employment under this Agreement without Cause therefor at any time.

           6.   Severance Pay



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                  (a) In the event that the Employee's employment under this
         Agreement is terminated pursuant to the provisions of Section 5(b) or 5(d), or if the employee's Employment Period is not renewed by the Company pursuant to Section 2, as severance pay the Employee shall be paid the greater of (i) 200% of (A) the Employee's then-current Base Salary plus (B) the Employee's most recently paid bonus at the date of Employee's termination and (ii) $1,400,000. Such severance pay shall be paid in a lump sum to an escrow account at a bank designated by the Company, and thereafter shall be paid to the Employee in eight equal installments on the last business day of each of the eight fiscal quarters following the quarter during which Employee's employment is terminated, beginning with such fiscal quarter; provided that the escrow agreement will provide that all payments of Employee's severance pay will cease if Employee breaches any of the provisions of Section 7 of this Agreement. Employee shall also be entitled to continued eligibility to participate in all health, medical and dental benefit plans of the Company for which Employee was eligible immediately prior to the effective time of the termination of Employee's employment, or comparable coverage, for two years, or, if sooner, until comparable health insurance coverage is available to Employee in connection with subsequent employment or self-employment. In addition, the termination of the Employee's employment shall not accelerate the vesting of unvested Options or Stock Appreciation Rights (as such terms are defined in the 1999 Management Incentive Plan) held by the Employee (if any).



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                  (b) In the event that the Employee's employment under this
         Agreement is terminated upon the death or disability of the Employee, then the Employee will not be entitled to the severance benefits set forth in Section 6(a); however, the Company will pay to the Employee or the Employee's spouse (if she is then living) the Employee's then-current Base Salary in accordance with the Company's normal pay practices until the earlier of (i) the end of the sixth calendar month following Employee's termination of active service, or (ii) such time as the Employee's spouse (or a trust for her benefit) has received proceeds from the insurance policy described in Section 4(e)(i). Any Base Salary paid after the death or disability of the Employee pursuant to clause (i) above shall be repaid to the Company upon the receipt of the insurance proceeds described in clause (ii) by the Employee's spouse (or by a trust for her benefit). The Company shall also pay to Employee or Employee's spouse the pro rata portion of Employee's bonus for the year during which the death or disability of the employee occurs which payment shall not be subject to repayment. As of the date of the death or disability of Employee, all benefits for the Employee pursuant to section 4(c), (d) and (e) of this Agreement shall cease. Options and Stock Appreciation Rights held by the Employee (if any) shall expire on the dates upon which such Option and Stock Appreciation Rights would have expired had it not been for the termination of Employee's employment or service. The Employee shall have the right to exercise such Options and Stock Appreciation Rights prior to such expiration to the extent such were exercisable at the date of such termination of employment or service and shall not have been exercised. In addition, the termination of the Employee's employment shall not accelerate the vesting of any unvested Options or Stock Appreciation Rights held by the Employee (if any).



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                  (c) If the Employee terminates his employment pursuant to
         Section 5(a) and continues to provide services to the Company, or if the Employee's employment under this Agreement is terminated pursuant to Section 5(c), the Company shall continue to pay the Employee his then-current Base Salary in equal monthly installments until the termination of his active service with the Company if the Employee resigns pursuant to Section 5(a), or until the date of his termination if the Employee's employment is terminated pursuant to Section 5(c). As of the effective date of Employee's termination pursuant to Section 5(a) or Section 5(c), Employee shall be entitled to no bonus or benefits pursuant to this Agreement, and the Employee's right to exercise an Option or a Stock Appreciation Right (if any) shall terminate, and such Option or Stock Appreciation Right shall expire, on the day of such termination of employment or service. In addition, the Company or its designee shall have the right to purchase all or a portion of the vested Options and/or Shares (as defined in the 1999 Management Incentive Plan) acquired upon the exercise of Options (if any) by the Employee at a per share price equal to the lower of (i) the price paid by Employee for such Shares which have been issued or which are issuable under vested but unexercised Options and (ii) the fair market value (as determined in accordance with Section 2.07 of the Investors Agreement dated as of April 1999 by and between the Company and the several Shareholders (as defined therein) from time to time parties thereto) of such Shares which have been issued or which are issuable under vested but unexercised Options on the date of purchase, less the exercise price in the case of vested Options. The Company or its designee shall also have the right to purchase all or a portion of any other Shares previously purchased by the Employee (if any), at a per share price equal to the fair market value (as determined in accordance with Section 2.07 of the Investors Agreement dated as of April 1999 by and between the Company and the several Shareholders (as defined therein) from time to time parties thereto) of the Shares on the date of purchase by the Company. If the Company elects to exercise its right under this Section 6(c), the Company shall deliver written notice (a "Purchase Notice") to the Employee to such effect within 30 days of a termination of Employee's employment. For purposes of this
         Section 6(c), the "date of purchase" shall mean the third business day following the receipt of notice by the Employee that the purchase right is to be exercised. Payment of the purchase price may be made in cash or by certified check; provided that if the terms of any agreement to which the Company is a party, or any of the indentures governing any debt securities issued by the Company or any of its subsidiaries would prohibit the Company from effecting such payment, payment may be effected through a promissory note having such commercially reasonable terms and interest rate as may be determined by the Company it is reasonable discretion, provided that in any event such note shall become due at such time as the prohibitions described above shall lapse.

                  (d) The provisions of this Section 6 and Section 7 of this Agreement shall survive any termination of this Agreement.

           7.   Non-Competition and Non-Solicitation

                  (a) Subject to Section 7(b) below, in consideration of his employment hereunder and in view of the confidential position to be held by the Employee hereunder, during the Employment Period and through the two-year period commencing on the effective date of the termination of Employee's employment hereunder, the Employee shall not, directly or indirectly, be employed by, or act as a consultant or lender to or in association with, or as a director, officer, employee, partner, owner, joint venturer, member or otherwise of any person, firm, corporation, partnership, limited liability company, association or other entity that engages in the same business as, or competes with, any business actually conducted by the Company or any or its subsidiaries (other than beneficial ownership of up to 2% of the outstanding voting stock of a publicly traded company that is or owns such a competitor);

                  (b) In the event that the employee is terminated by the Company for Cause or resigns without Good Reason, during the Employment Period and through the one-year period commencing on the effective date of the termination of Employee's employment hereunder, the Employee shall not, directly or indirectly, be employed by, or act as a consultant or lender to or in association with, or as a director, officer, employee, partner, owner, joint venturer, member or otherwise of any person, firm, corporation, partnership, limited liability company, association or other entity that engages in the same business as, or competes with, any business actually conducted by the Company or any of its subsidiaries (other than beneficial ownership of up to 2% of the outstanding voting stock of a publicly traded company that is or owns such a competitor);



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                  (c) In consideration of his employment hereunder and in view of the confidential position to be held by the Employee hereunder, during the Employment Period and through the one-year period commencing on the effective date of the termination of Employee's employment hereunder, the Employee will not (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any of it subsidiaries and any employee thereof, (ii) hire directly or indirectly any person who is then an employee of the Company or any of its subsidiaries, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or such subsidiary; provided, however, that the Employee will cease to be bound by this
         Section 7(c) on the six-month anniversary of the effective date of the termination of Employee's employment hereunder if his employment is terminated without Cause;

                  (d) The Employee expressly agrees that the character, duration and geographic scope of the provisions of this Section 7 are reasonable in light of the circumstances as they exist on the date hereof. If any competent court shall determine that the character, duration or geographic scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Employee's conduct that are reasonable in the light of the circumstances and that are necessary to assure to the Company the benefits of this Section 7. The Employee agrees that any breach of this Section 7 will cause the Company substantial and irrevocable damage and therefore in the event of any such breach, in addition to all other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

           8. Stockholder Approval. This Agreement shall be effective upon submission to and approval by stockholders of the Company holding more than 75% of the voting power of all outstanding common stock of the Company. In connection with such submission and approval, the Company represents that it has provided each stockholder with the disclosure required by Treasury Regulation
Section 1.280G-1-Q&A 7(d).



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           9. Entire Agreement; Amendments. This Agreement (upon its
effectiveness), together with option and other agreements relating to stock of the Company entered into substantially contemporaneously herewith (if any), contain the entire understanding of the parties with respect to the matters set out herein, merging and superseding all prior and contemporaneous agreements and understandings between the parties with respect to such matters. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives.

          10.   No Conflicts; No Assignments.

                  (a) Employee represents and warrants to the Company that he is not as of the date of this Agreement, and will not become during the Employment Period, a party to any oral or written contract that prohibits, or materially restricts or limits, or will prohibit or materially restrict or limit the performance of his duties or the fulfillment of his obligations as an employee and an officer of the Company or under this Agreement.

                  (b) The Employee acknowledges that the services to be rendered by him are unique and personal and, accordingly, that he shall not assign any of his rights or delegate any of his duties or obligations under this Agreement.

          11. Waiver of Breach. Either party may, by written notice to the other: (i) extend the time for the performance of any of the obligations or other actions of the other, (ii) waive compliance with any of the covenants of the other contained in this Agreement, and (iii) waive or modify performance of any of the obligations of the other. However, mere forbearance or indulgence by either party in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by the other party to which the same may apply and, until complete performance of said covenant or condition, said party shall be entitled to invoke any remedy available under this Agreement or by law or in equity despite said forbearance or indulgence.

           12. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



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


          13. Arbitration; Governing Law. To the fullest extent permitted by law, any dispute, claim or controversy of any kind including but not limited to, tort, contract and statute arising under, in connection with or related to this Agreement shall be resolved exclusively by binding arbitration in the State of New York, in accordance with the rules of the American Arbitration Association. The Company and the Employee hereby waive any objection to personal jurisdiction or venue in any forum located in the State of New York. No claim, lawsuit or action of any kind may be filed by either party to this Agreement; arbitration is the exclusive dispute resolution mechanism between the parties. Judgment may be entered on the arbitrator's award in any court of relevant jurisdiction. This agreement shall be governed by and construed in accordance with the laws of the State of New York as such laws are applied to agreements entered into and to be performed entirely within New York by New York residents.

          14. Severability. In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement in that jurisdiction or the application of that provision to any other person or circumstance or in any other jurisdiction, and this agreement shall then be construed in that jurisdiction as if such invalid, illegal or unenforceable provision had not been contained in this Agreement, but only to the extent of such invalidity, illegality or unenforceability.

           15. Further Assurances. Each party shall perform such further acts and execute and deliver such further documents as may be reasonably necessary to carry out the provisions of this Agreement.

          16. Enforcement. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute as the case may be, shall pay the reasonable costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including without limitation, court costs and reasonable attorney's fees.



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         IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Employment Agreement as of the day and year first above written.

                                                     CONDOR SYSTEMS, INC.



                                                     By:_______________________

                                                        Title:


                                                     EMPLOYEE:



                                                     --------------------------
                                                     Kent E. Hutchinson